UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) June 6, 2016

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-5581	59-0778222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Watsco, Inc., a Florida corporation (the “Company”), held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 6, 2016. The final voting results for the proposals submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

Proposal 1. Election of David C. Darnell and George P. Sape to serve as Common stock directors until the Company’s 2019 and 2018 annual meetings of shareholders, respectively, and election of Barry S. Logan and Bob L. Moss to serve as Class B common stock directors until the Company’s 2019 annual meeting of shareholders. Messrs. Darnell and Sape were elected by holders of the Company’s Common stock, voting as a single class, and Messrs. Logan and Moss were elected by holders of the Company’s Class B common stock, voting as a single class:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Common Stock:
David C. Darnell	20,808,239	5,789,702	1,413,738
George P. Sape	26,425,294	172,647	1,413,738
Class B Common Stock:
Barry S. Logan	48,952,050	371,510	1,165,400
Bob L. Moss	48,952,050	371,510	1,165,400

Proposal 2. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The combined vote of the Company’s Common and Class B common stock was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,370,727	12,924	116,988	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: June 8, 2016	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer